SECURITIES AND EXCHANGE COMMISSION
                                               Washington, D.C. 20549


                                                     FORM 8-K/A


                                                   Current Report
                                           Pursuant to Section 13 or 15(d)
                                      of the Securities Exchange Act of 1934.




              Date of Report (Date of earliest event reported) June 30, 1999

                              WESTBURY METALS GROUP, INC.
            (Exact name of registrant as specified in its charter)


                                                    New York
                                (State or Other Jurisdiction of Incorporation)

               33-42408-NY                               11-3023099
         (Commission File Number)          (I.R.S. Employer Identification No.)


                               750 Shames Drive, Westbury, New York 11590
                           (Address of principal executive offices)(Zip Code)

                                                (516) 997-8333
                         (Registrant's telephone number, including area code)

ITEM 2. Acquisition or Disposition of Assets

         On July 16, 1999, the Registrant, through its wholly owned subsidiary, Reliable - West Tech, Inc., a Delaware corporation ("RWT") (formerly known as West Tech, Inc.), purchased substantially all of the assets (excluding cash and accounts receivable) of Reliable Corporation, a Connecticut corporation ("Reliable") pursuant to an Asset Purchase Agreement dated May 5, 1999, as amended by an Amendment dated July 1, 1999, and as modified by an Escrow Agreement dated July 1, 1999. This transaction was effective as of June 30,1999 for accounting purposes. Reliable is a manufacturer of silver semi-fabricated products for the industrial plating industries. RWT will use the purchased assets to continue the business operations of Reliable.

         The purchase price for the assets was $1,915,000. One Million Dollars was paid in cash and the balance was paid with a six year, seven percent self amortizing promissory note in the principal amount of $915,000. The note was secured by a security agreement granting a security interest in the machinery, equipment and the customer list purchased pursuant to this transaction. In addition, RWT paid the sum of $192,578.55 in cash for the purchase of Reliable's metals inventory. The cash portion of the purchase price was funded by a combination of the Registrant's funds and the proceeds of certain financing described in ITEM 5 below.

         As part of this transaction, Rajendra A. Shukla, the President and sole shareholder of Reliable, sold the building and the real property at which Reliable operated its business for $185,000. RWT shall continue to run the business operations from this location. The purchase price was paid with a six year, seven percent self amortizing promissory note from RWT in the principal amount of $185,000. The record owner of the property is Westbury Realty Management, Inc.("Westbury Realty"), a wholly owned subsidiary of the Registrant. The note was secured by the guaranty of Westbury Realty, which guaranty was secured by a first mortgage on the purchased real property.

         At the Closing, RWT entered into a three year employment agreement with Rajendra A. Shukla. Mr. Shukla shall serve as a vice president of RWT and President of its "Reliable" division.
The employment agreement provides for an annual salary of $150,000.

ITEM 5. Other Events

         On July 13, 1999 RWT, Westbury International, Inc and Westbury Alloys, Inc.,(each, a wholly owned subsidiary of the Registrant) as co-borrowers, closed a financing transaction with BankBoston, N.A. pursuant to which the co-borrowers received a Twelve Million Dollar revolving credit loan, with a Seven Million Dollar sublimit for a consignment facility and a One Million Five Hundred Thousand Dollar credit facility for forward contracts and executed a Loan and Consignment Agreement and a Revolving Credit Promissory Note in the principal amount of $12,000,000. The co-borrowers' obligations are secured by a security interest in the assets of the co-borrowers and the guaranties of the co-borrowers; such obligations are further secured by an Unlimited Guaranty Agreement of the Registrant, which is secured by a first priority security interest in all of its tangible and intangible personal property and by a pledge of the stock of RWT, Westbury International, Inc and Westbury Alloys, Inc.

         On July 15, 1999, the Registrant, RWT, Westbury International, Inc. and Westbury Alloys, Inc., as co-borrowers closed a financing transaction with Alliance Capital Investments Corp.("Alliance"),pursuant to a Loan Agreement dated July 13, 1999, pursuant to which the co-borrowers received a $2,000,000 term loan. and executed a Loan Agreement and a Term Promissory Note in the principal amount of $2,000,000. The co-borrower's obligations are secured by a second priority security interest in the assets of the co- borrowers. As further consideration for the loan, pursuant to an Agreement dated as of July 13,1999 the Registrant granted to Alliance a Warrant for the purchase of 90,000 shares of the Registrant's common stock at an exercise price of $3.00 per share, such Warrant to remain outstanding until July 15, 2009.


ITEM 7.  Financial Statements and Exhibits.

         (a)    Financial Statements of Business Acquired

                (i)      Auditors Report dated May 19, 1999 of Paritz &
                         Co., PA, Certified Public Accountants
                (ii) Balance Sheet at December 31, 1998 (iii)Statement of Operations and Retained Earnings

                (iv)              Statement of Cash Flows
                (v)               Notes to Financial Statements
                (vi) Auditors Report dated February 28, 1998 of Paritz & Co., PA, Certified Public Accountants
                (vii)             Balance Sheet at December 31, 1997
                (viii) Statement of Income and Retained Earnings for the year ended December 31, 1997
                (ix)              Statement of Cash Flows at December 31,
                                  1997
                (x)               Notes to Financial Statements

         (b)    Pro Forma Financial Information


(i) Introduction To Unaudited Pro Forma Consolidated Financial Statements


(ii) Unaudited Pro Forma Consolidated Balance Sheet as of March 31, 1999

     (iii) Unaudited Pro Forma Consolidated Statement of Operations for the Nine Months Ended March 31, 1999.

     (iv) Notes To Unaudited Pro Forma Consolidated Statement Of Operations for the Year Ended June 30, 1998.

     (v) Notes to Unaudited Pro Forma Consolidated Financial Statements


         (c)  Exhibits

     1. Copy of Asset Purchase Agreement dated as of May 5, 1999.

     2. Copy of Amendment to Asset Purchase Agreement dated July 1, 1999.

     3. Copy of Escrow Agreement dated July 1, 1999.

     4. Copy of $915,000 Promissory Note dated July 1, 1999.

     5. Copy of $185,000 Promissory Note dated July 1, 1999.

     6. Copy of Employment Agreement between Reliable West Tech, Inc and Rajendra A. Shukla dated as of July 1, 1999

     7. Copy of Loan and Consignment Agreement with BankBoston, N.A. dated July 13, 1999.

     8. Copy of Revolving Credit Promissory Note dated July 13, 1999.

                  9.     Copy of  Unlimited  Guaranty  Agreement  dated July 13,
                         1999.

                  10.     Copy  of  Loan   Agreement   with   Alliance   Capital
                          Investment Corp. dated as of July 13, 1999.

                  11.     Copy of $2,000,000 Term Promissory Note dated July 15,
                          1999.

                  12. Agreement with Alliance Capital Investment Corp. dated July 13, 1999 with respect to its purchase of Stock Warrants from Registrant.

                  13. Copy of Stock Warrant issued to Alliance Capital Investment Corp. dated as of July 15,1999.

                                            INDEPENDENT AUDITORS' REPORT



Board of Directors
Reliable Corporation
Naugatuck, Connecticut


       We have audited the accompanying balance sheet of Reliable Corporation as of December 31, 1998 and the related statements of operations and retained earnings and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

       We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

       In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Reliable Corporation as of December 31, 1998 in conformity with generally accepted accounting principles.

       The accompanying supplementary information, while not necessary for a fair presentation of financial position, results of operations or changes in financial position has been examined and, in our opinion, is fairly stated in all material respects in relation to the financial statement taken as a whole.





Paritz & Co., PA
Certified Public Accountants
Hackensack, New Jersey

May 18, 1999




                                            RELIABLE CORPORATION

                                               BALANCE SHEET

                                             DECEMBER 31, 1998







                                                   ASSETS

Current assets:
  Cash                                                                                  $   6,560
  Accounts receivable     -trade                                                           908,174
                          -affiliate                                                       757,729
  Inventories                                                                              610,414

     Total current assets                                                                2,282,877


Property and equipment, less accumulated
  depreciation and amortization                                                            149,042

                                                                                        $2,431,919


                                    LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Note payable - bank                                                                   $1,400,000
  Subordinated note payable - officer                                                      200,835
  Accounts payable                                                                         111,028
  Accrued expenses and taxes payable                                                       111,186
                                                                                          ----------

     Total current liabilities                                                            1,823,049


Stockholders' equity:
  Common stock, no par value, 100 shares
    authorized, issued and outstanding                                                       1,000
  Additional paid-in capital                                                                49,000
  Retained earnings                                                                        558,870
                                                                                          ----------
                                                                                           608,870

                                                                                        $2,431,919



                                     See notes to financial statements


                                                     7




                                            RELIABLE CORPORATION

                               STATEMENT OF OPERATIONS AND RETAINED EARNINGS

                                        YEAR ENDED DECEMBER 31, 1998









Sales                                                                                                     $17,502,428




Costs and expenses:
  Cost of sales                                                                                           16,614,389
  Selling, general and administrative                                                                      1,152,809
  Interest                                                                                                   184,427
                                                                                                           -----------

                                                                                                           17,951,625


Net loss                                                                                                    (449,197)


Retained earnings - beginning of year                                                                       1,063,357


Less:  dividends paid                                                                                        (55,290)


Retained earnings - end of year                                                                         $    558,870
                                                                                                        ============



                                     See notes to financial statements


                                                     8




                                            RELIABLE CORPORATION

                                          STATEMENT OF CASH FLOWS

                                        YEAR ENDED DECEMBER 31, 1998


Operating activities:
  Net loss                                                                                       $   (449,197)
  Adjustments to reconcile net loss to net cash
   provided by operating activities:
    Depreciation  and  amortization of property and equipment  17,933 Changes in operating assets and liabilities:
      Accounts receivable  - trade                                                                   1,041,447
                             -      affiliate                                                          (67,633)
      Inventories                                                                                       37,081
      Accounts payable                                                                                 (20,649)
      Accrued expenses and taxes payable                                                                86,986
                                                                                                 ---------------

          Net cash provided by operating activities                                                   645,968
                                                                                                   --------------


Investing activities:
  Disposition of property and equipment, net                                                             (81,183)
                                                                                                 ----------------

          Net cash used in investing activities                                                           (81,183)
                                                                                                   ----------------


Financing activities:
  Repayment of short-term bank borrowings                                                              (425,000)
  Repayment of loan from officer                                                                       (110,221)
  Dividends paid                                                                                        (55,290)
                                                                                                 ----------------

         Net cash used in financing activities                                                         (590,511)
                                                                                                    ---------------


Decrease in cash                                                                                        (25,726)


Cash - beginning of year                                                                                 32,286
                                                                                                     ----------------


Cash - end of year                                                                               $       6,560
                                                                                                 ================




Supplemental  disclosures  of cash flow  information:  Cash paid during the year for:
    Interest                                                                                       $  184,427

                                     See notes to financial statements


                                                     9




                                            RELIABLE CORPORATION

                                       NOTES TO FINANCIAL STATEMENTS

                                             DECEMBER 31, 1998


Note 1   Summary of accounting policies

            (a)   Business description

                       The Company was incorporated in 1982 under the laws of the state of Connecticut and manufactures plating supplies for the electroplating industry.

     (b) Uses of estimates in the preparation of financial statements

                       The  preparation  of financial  statements  in conformity
         with generally accepted  accounting  principles  requires management to make  estimates  and  assumptions  that affect the reported  amounts of
         assets  and  liabilities  and  disclosure  of  contingent   assets  and
         liabilities  at the date of the financial  statements  and the reported amounts of net  revenue and  expenses  during  each  reporting  period.
         Actual results could differ from those estimates.

              (c) Cash

                       The Company maintains cash balances at various financial institutions. Accounts at each institution are insured by the Federal
         Deposit Insurance Corporation up to $100,000. The Company's accounts at these institutions may, at times, exceed the Federally insured limits.
         The Company has not experienced any losses in such accounts.

             (d)  Inventories

                       Inventories, consisting substantially of raw materials and work in process, are priced at the lower of cost, determined on the first-in, first-out basis, or market (replacement cost).

              (e) Property and equipment

                       Property and equipment are recorded at cost. Depreciation
         is provided  for in amounts  sufficient  to  amortize  the costs of the
         related   assets   over  their   estimated   useful   lives  under  the
         straight-line and accelerated  methods for both financial reporting and income tax purposes.

                       Maintenance, repairs and minor renewals are charged to expense when incurred. Replacements and major renewals are capitalized.

              (f) Income taxes

                       The Company has elected to be taxed as an "S" Corporation and, accordingly, is not subject to Federal income tax. State income taxes are provided since the Company operates in a state jurisdiction which does not recognize "S" Corporation status.


Note 2   Account receivable - affiliate

                  The account receivable - affiliate bears interest at 12% per annum and is due on demand.


                                                     10





Note 3   Property and equipment

                  A summary of property and equipment  and the  estimated  lives used in the computation of depreciation and amortization is as follows:
                                                                        Amount            Life
                  Machinery and equipment                               $639,723        5 years
                  Automobiles                                            120,366        3 years
                  Furniture and fixtures                                  9,657         5 years
                  Leasehold improvements                                 109,864        5 years
                                                                         -------
                                                                         879,610
                  Depreciation and amortization                          730,568
                                                                        $149,042

Note 4   Note payable - bank

                  Pursuant  to an  agreement  with its bank,  the Company has an available line of credit of $2,000,000. Borrowings under this agreement bear  interest  at the bank's  prime  rate and are due on demand.  This
         obligation  is   collateralized   by  a  first  security   interest  in
         substantially   all  assets  of  the   corporation  and  is  personally
         guaranteed by the officers of the corporation.

Note 5   Subordinated note payable - officer

                  Subordinated note payable officer bears interest at 12% per annum, is due on demand and is subordinated to bank borrowings referred to in Note 4.

Note 6   Concentration of risk

                  Financial instruments which potentially subject the Company to concentrations of credit risk are primarily  accounts  receivable.  The
         Company  performs   on-going  credit   evaluations  of  its  customers'
         financial  condition  and  generally  requires no  collateral  from its customers.  The allowance for non-collection of accounts  receivable is based upon the expected collectibility of all accounts receivable.

                  The Company relies on several key vendors to supply its inventory. Although there are a limited number of manufacturers in the market capable of supplying these goods, the Company believes that other suppliers could provide for the Company's needs on comparable terms. Abrupt changes in the supply flow could, however, cause a delay in manufacturing and a possible inability to meet sales commitments on schedule, or a possible loss of sales, which would affect operating results adversely.

Note 7   Commitments, contingencies and general comments

                  The   Company   leases  its  plant  from  an  officer  of  the
         corporation  on  a   month-to-month   basis  at  an  annual  rental  of
         approximately  $120,000.  Rental expense  charged to operations for the year ended December 31, 1999 aggregated $120,000.









                                                     11




                                         SUPPLEMENTARY INFORMATION
                                                     (Unaudited)









Cost of sales:
  Inventories - beginning of year                                                                         $   647,495
  Purchases                                                                                                16,540,382
  Other costs                                                                                                  36,926
                                                                                                          -------------
                                                                                                          17,224,803

  Inventories - end of year                                                                                 610,414
                                                                                                          ------------

                                                                                                         $16,614,389



Selling, general and administrative expenses:
  Salaries - officers                                                                                     $     117,690
  Salaries - other                                                                                              254,873
  Payroll taxes and other taxes                                                                                  69,978
  Insurance and employee benefits                                                                                60,745
  Rent                                                                                                          120,000
  Utilities                                                                                                      31,689
  Telephone and telex                                                                                            16,067
  Travel and entertainment                                                                                       34,791
  Professional fees                                                                                              12,730
  Depreciation                                                                                                   17,933
  Repairs and maintenance                                                                                         4,473
  Auto and truck                                                                                                 27,751
  Office expense and postage                                                                                     19,943
  Advertising                                                                                                    21,617
  Donations                                                                                                       1,725
  Commissions                                                                                                    67,311
  Pension plan                                                                                                   30,000
  Bad debt expense                                                                                              243,493
                                                                                                          -------------

                                                                                                          $   1,152,809











                                                     12







                                            INDEPENDENT AUDITORS' REPORT



Board of Directors
Reliable Corporation
Naugatuck, Connecticut


       We have audited the accompanying balance sheet of Reliable Corporation as of December 31, 1997 and the related statements of income and retained earnings and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

       Except as explained in the following paragraph, we conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

       We did not observe the taking of physical  inventory  as of December  31,
1996,  since that date was prior to our appointment as auditors for the Company, and we were unable to satisfy ourselves regarding inventory  quantities by means of  other  auditing  procedures.  Inventory  amounts  as of  December  31,  1996 materially  enter  into the  determination  of net income and cash flows for the year ended December 31, 1997.

       Because of the matter discussed in the preceding paragraph, the scope of our work was not sufficient to enable us to express, and we do not express, an opinion on the results of operations and cash flows for the year ended December
31, 1997.

       In our opinion, the balance sheet referred to in the first paragraph presents fairly, in all material respects, the financial position of Reliable
Corporation as of December 31, 1997 in conformity with generally accepted accounting principles.

       The accompanying supplementary information, while not necessary for a fair presentation of financial position, results of operations or changes in financial position has been examined and, in our opinion, is fairly stated in all material respects in relation to the financial statement taken as a whole.


Paritz & Co., PA
Certified Public Accountants
Hackensack, New Jersey
February 28, 1998



                                                     13




                                            RELIABLE CORPORATION

                                               BALANCE SHEET

                                             DECEMBER 31, 1997







                                                   ASSETS

Current assets:
  Cash                                                                                                    $     32,286
  Accounts receivable     -trade                                                                             1,949,621
                        - affiliate                                                                            690,096
  Inventories                                                                                                  647,495

     Total current assets                                                                                    3,319,498


Property and equipment, less accumulated
  depreciation and amortization                                                                                  85,792

                                                                                                             $3,405,290


                                    LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Note payable - bank                                                                                       $1,825,000
  Subordinated note payable - officer                                                                          311,056
  Accounts payable                                                                                             131,677
  Accrued expenses and taxes payable                                                                            24,200
                                                                                                          -------------

     Total current liabilities                                                                               2,291,933


Stockholders' equity:
  Common stock, no par value, 100 shares
    authorized, issued and outstanding                                                                          1,000
  Additional paid-in capital                                                                                   49,000
  Retained earnings                                                                                         1,063,357
                                                                                                          -----------
                                                                                                            1,113,357

                                                                                                          $3,405,290

                                     See notes to financial statements


                                                     14




                                            RELIABLE CORPORATION

                                 STATEMENT OF INCOME AND RETAINED EARNINGS

                                        YEAR ENDED DECEMBER 31, 1997









Sales                                                                                                     $16,486,502




Costs and expenses:
  Cost of sales                                                                                           15,444,442
  Selling, general and administrative                                                                        851,280
  Interest                                                                                                   165,239
                                                                                                           -----------

                                                                                                           16,460,961


Income before income taxes                                                                                     25,541



State income taxes                                                                                              4,200


Net income                                                                                                     21,341


Retained earnings - beginning of year                                                                        1,123,225


Less:  dividends paid                                                                                         (81,209)


Retained earnings - end of year                                                                         $   1,063,357
                                                                                                        =============






                                     See notes to financial statements


                                                     15




                                            RELIABLE CORPORATION

                                          STATEMENT OF CASH FLOWS

                                        YEAR ENDED DECEMBER 31, 1997

Operating activities:
  Net income                                                                                              $   21,341
  Adjustments to reconcile net income to net cash
   used in operating activities:
    Depreciation  and  amortization of property and equipment  21,462 Changes in operating assets and liabilities:
      Accounts receivable  - trade                                                                           (55,950)
                           -affiliate                                                                       (214,155)
      Inventories                                                                                            (54,395)
      Accounts payable                                                                                       (67,083)
      Accrued expenses and taxes payable                                                                       7,109
                                                                                                          ------------

          Net cash used in operating activities                                                             (341,671)
                                                                                                          ------------


Investing activities:
  Disposition of property and equipment, net                                                                   13,052
                                                                                                          ------------

          Net cash used in investing activities                                                                 13,052
                                                                                                          ------------


Financing activities:
  Short-term bank borrowings                                                                                  250,000
  Loan from officer                                                                                           124,342
  Dividends paid                                                                                              (81,209)
  Repayment of long-term debt                                                                                 (18,333)

         Net cash provided by financing activities                                                             274,800
                                                                                                          ------------


Decrease in cash                                                                                              (53,819)


Cash - beginning of year                                                                                       86,105
                                                                                                          --------------


Cash - end of year                                                                                     $      32,286
                                                                                                          =============


Supplemental  disclosures  of cash flow  information:  Cash paid during the year for:
    Interest                                                                                                $140,695

                                     See notes to financial statements


                                                     16




                                            RELIABLE CORPORATION

                                       NOTES TO FINANCIAL STATEMENTS

                                             DECEMBER 31, 1997

Note 1   Summary of accounting policies

            (a)   Business description

                       The Company was incorporated in 1982 under the laws of the state of Connecticut and manufactures plating supplies for the electroplating industry.

     (b) Uses of estimates in the preparation of financial statements

                       The  preparation  of financial  statements  in conformity
         with generally accepted  accounting  principles  requires management to make  estimates  and  assumptions  that affect the reported  amounts of
         assets  and  liabilities  and  disclosure  of  contingent   assets  and
         liabilities  at the date of the financial  statements  and the reported amounts of net  revenue and  expenses  during  each  reporting  period.
         Actual results could differ from those estimates.

              (c) Cash

                       The Company maintains cash balances at various financial institutions. Accounts at each institution are insured by the Federal
         Deposit Insurance Corporation up to $100,000. The Company's accounts at these institutions may, at times, exceed the Federally insured limits.
         The Company has not experienced any losses in such accounts.

             (d)  Inventories

                       Inventories, consisting substantially of raw materials and work in process, are priced at the lower of cost, determined on the first-in, first-out basis, or market (replacement cost).

              (e) Property and equipment

                       Property and equipment are recorded at cost. Depreciation
         is provided  for in amounts  sufficient  to  amortize  the costs of the
         related   assets   over  their   estimated   useful   lives  under  the
         straight-line and accelerated  methods for both financial reporting and income tax purposes.

                       Maintenance, repairs and minor renewals are charged to expense when incurred. Replacements and major renewals are capitalized.

              (f) Income taxes

                       The Company has elected to be taxed as an "S" Corporation and, accordingly, is not subject to Federal income tax. State income taxes are provided since the Company operates in a state jurisdiction which does not recognize "S" Corporation status.

Note 2   Account receivable - affiliate

                  The account receivable - affiliate bears interest at 12% per annum and is due on demand.


                                                     17




Note 3   Property and equipment

                  A summary of property and equipment  and the  estimated  lives used in the computation of depreciation and amortization is as follows:
                                                                        Amount            Life
                  Machinery and equipment                               $639,723        5 years
                  Automobiles                                             49,668        3 years
                  Furniture and fixtures                                   9,657        5 years
                  Leasehold improvements                                 102,439        5 years
                                                                         --------
                                                                         801,487
                  Depreciation and amortization                          715,695
                                                                        $ 85,792

Note 4   Note payable - bank

                  Pursuant  to an  agreement  with its bank,  the Company has an available line of credit of $2,000,000. Borrowings under this agreement bear  interest  at the bank's  prime  rate and are due on demand.  This
         obligation  is   collateralized   by  a  first  security   interest  in
         substantially   all  assets  of  the   corporation  and  is  personally
         guaranteed by the officers of the corporation.

Note 5   Subordinated note payable - officer

                  Subordinated note payable officer bears interest at 12% per annum, is due on demand and is subordinated to bank borrowings referred to in Note 4.

Note 6   Concentration of risk

                  Financial instruments which potentially subject the Company to concentrations of credit risk are primarily  accounts  receivable.  The
         Company  performs   on-going  credit   evaluations  of  its  customers'
         financial  condition  and  generally  requires no  collateral  from its customers.  The allowance for non-collection of accounts  receivable is based upon the expected collectibility of all accounts receivable.

                  The Company relies on several key vendors to supply its inventory. Although there are a limited number of manufacturers in the market capable of supplying these goods, the Company believes that other suppliers could provide for the Company's needs on comparable terms. Abrupt changes in the supply flow could, however, cause a delay in manufacturing and a possible inability to meet sales commitments on schedule, or a possible loss of sales, which would affect operating results adversely.

Note 7   Commitments, contingencies and general comments

                  The   Company   leases  its  plant  from  an  officer  of  the
         corporation  on  a   month-to-month   basis  at  an  annual  rental  of
         approximately  $120,000.  Rental expense  charged to operations for the year ended December 31, 1997 aggregated $120,000.










                                                     18




                                         SUPPLEMENTARY INFORMATION
                                                     (Unaudited)









Cost of sales:
  Inventories - beginning of year                                                                         $   593,100
  Purchases                                                                                                15,431,725
  Other costs                                                                                                  67,112
                                                                                                            -----------
                                                                                                           16,091,937

  Inventories - end of year                                                                                   647,495
                                                                                                           ------------

                                                                                                          $15,444,442



Selling, general and administrative expenses:
  Salaries - officers                                                                                     $    109,660
  Salaries - other                                                                                             203,294
  Payroll taxes and other taxes                                                                                 39,395
  Insurance and employee benefits                                                                               45,305
  Rent                                                                                                         105,000
  Utilities                                                                                                     37,719
  Telephone and telex                                                                                           18,897
  Travel and entertainment                                                                                      35,772
  Professional fees                                                                                             12,800
  Depreciation                                                                                                  21,463
  Repairs and maintenance                                                                                        6,225
  Auto and truck                                                                                                53,617
  Office expense and postage                                                                                    16,065
  Advertising                                                                                                   29,495
  Donations                                                                                                      2,225
  Commissions                                                                                                    2,750
  Bad debt expense                                                                                             111,598
                                                                                                          ------------

                                                                                                          $    851,280











                                                     19





                                     Introduction to Unaudited Pro Forma
                                     Consolidated Financial Statements



         (i) The unaudited pro forma consolidated balance sheet as of March 31, 1999 gives pro forma effect to the acquisition by RWT of certain assets of Reliable as if the acquisition had occurred on March 31, 1999. The unaudited pro forma consolidated statements of operations for the nine months ended March 31, 1999 and for the year ended June 30, 1998 give pro forma effect to the acquisition of Reliable as if such acquisition had occurred on July 1, 1997.

         The unaudited pro forma consolidated financial statements give effect to the acquisition described above under the purchase method of accounting and are based on the assumptions and adjustments described in the accompanying notes to the unaudited pro forma consolidated financial statements presented on the following pages. The fair value of the consideration will be allocated to the assets and liabilities acquired based upon the fair values of such assets and liabilities at the Effective Time and may be revised for a period of up to one year thereafter. The preliminary estimates and assumptions as to the value of the assets and liabilities of Reliable to the combined company is based upon information available at the date of preparation of these unaudited pro forma consolidated financial statements and will be adjusted upon the final determination of such fair values.

         The  unaudited  pro  forma  consolidated  financial  statements  do not purport to  represent  what RWT  results  of  operations  or  financial condition would have actually been or what  operations  would be if the
         Merger had  occurred  on the dates  assumed and are not  indicative  of future  results.  The unaudited pro forma  financial  statements  below
         should  be  read  in  conjunction  with  the  historical   consolidated
         financial statements and related noted thereto of RWT and Reliable.



                                                     20


                                                       Pro Forma Financial Information (ii)
                                                           Westbury Metals Group, Inc.
                                       Unaudited Pro Forma Consolidated Balance Sheet

                                                                        March 31, 1999

                                          Historical        Historical
                                        Westbury Metals    Reliable (a)        Adjustments         Pro Forma
                                          Group, Inc.
                ASSETS
CURRENT ASSETS:
Cash                                   $       368,638    $      181,598   $             (b)   $
                                                                           (181,598)           -
                                                                           (1,250,578)
                                                                                         (d)
                                                                           881,940
Accounts Receivable                            2,287,764       1,664,418                 (b)            2,287,764
                                                                           (1,664,418)
Inventory                                      1,257,329                                                1,449,907
                                                                  192,578
Prepaid expenses and other current
assets                                           918,597          -                                       918,597
Total Current Assets                           4,832,328        2,038,594                               4,656,268
                                                                           (2,214,654)
PROPERTY, PLANT AND EQUIPMENT:
Property, plant and equipment                                     887,276         22,724 (e)            2,335,286
                                               1,425,286
Less: accumulated depreciation and
amortization                                   (269,685)        (745,568)        745,568 (e)            (269,685)
Property, Plant, and Equipment - net
                                               1,155,601          141,708        768,292                2,065,601
OTHER ASSETS:
Goodwill - net of accumulated
amortization                                     228,040         -             1,190,000 (e)            1,418,040
Acquisition Cost - Reliable                    -                     -                   (e)               58,000
                                                                                  58,000
Deposits                                         105,375             -
                                                                           -                              105,375
          Total Other Assets                                         -                                  1,581,415
                                                 333,415                     1,248,000
TOTAL ASSETS                           $                  $   2,180,302     $                        $  8,303,284
                                       6,321,344                           (198,362)

                  LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Notes Payable                          $                  $   1,395,930    $ (1,395,930) (b)         $  1,550,703
                                       1,424,703
                                                                                         (c)
                                                                                 126,000
Due to customers                                                      -                                 1,377,930
                                               1,377,930
Accounts payable and accrued expenses
                                                 454,226          107,674      (107,674) (b)            1,336,166
                                                                                         (d)
                                                                                 881,940
Mortgage Payable                                                   -
                                                  11,092                                                   11,092
          Total Current Liabilities                             1,503,604                               4,275,891
                                               3,267,951                       (495,664)
Mortgage Payable - Non Current Portion
                                                 309,402           -
                                                                                                          309,402
Note Payable - Long Term                                               -         974,000 (c)
                                       -                                                                  974,000
TOTAL LIABILITIES                                               1,503,604                               5,559,293
                                               3,577,353                         478,336
STOCKHOLDERS' EQUITY (DEFICIT)

Common stock $.001 par value
                                                   3,197                                                    3,197
Common stock, no par value, 100 shares                                                   (e)
                                                          1,000                  (1,000)                        -
Capital in excess of par                                                                 (e)            3,171,879
                                               3,171,879           49,000       (49,000)
Accumulated (deficit)earnings                                                            (e)
                                               (431,085)          626,698      (626,698)                (431,085)
TOTAL STOCKHOLDERS' EQUITY
                                               2,743,991          676,698      (676,698)                2,743,991
TOTAL LIABILITIES AND STOCKHOLDERS'
EQUITY                                      $  6,321,344       $2,180,302    $ (198,362)             $  8,303,284



                                                              21



                                                           Pro Forma Financial Information (iii)
                                                                 Westbury Metals Group, Inc.
                                                    Unaudited Pro Forma Consolidated Statements of Operations
                                                  For The Nine Months Ended March 31, 1999

                                           Historical        Historical
                                         Westbury Metals    Reliable (f)            Adjustments              Pro Forma
                                           Group, Inc.

Revenues:
    Sales                                    $ 22,532,534     $ 11,837,301            (35,692)      (g)        $ 34,334,143
    Refining                                                                                                      3,713,695
                                       3,713,695           -
    Other
                                                   71,741  -                                                         71,741
          Total Revenues                       26,317,970     11,837,301              (35,692)                   38,119,579
Costs and expenses:
    Cost of Sales                              21,347,007       11,284,040            (35,692)      (g)          32,595,355
    Cost of refining                            2,747,284                                                         2,747,284
                                                           -
    Selling, general
and                                             1,843,195          953,893              56,250      (h)           2,853,338
administrative
    Depreciation and amortization                                                       44,625      (i)             269,486
                                                  116,261            6,600
    Interest                                                       108,563              54,750      (k)             287,384
                                                  124,071
          Total costs and expenses             26,177,818       12,353,095             221,933                   38,752,846
Income before income taxes                                       (515,794)           (257,625)                    (633,267)
                                                  140,152
Provision for income taxes
                                                   44,036                                                            44,036
Net income (loss)                              $   96,116        (515,794)         $ (257,625)                 $  (677,303)
Net income (loss) per share - basic
                                                $     .03                                                       $    (0.21)
Net income (loss) per share - diluted
                                                $     .03
Average shares outstanding - basic
                                                3,197,312                                                         3,197,312
Average shares outstanding - diluted
                                                3,522,312


                                                                       22





                      Pro Forma Financial Information (iv)
                                                                            Westbury Metals Group, Inc.
                                   Unaudited Pro Forma Consolidated Statements of Operations
                        For The Year Ended June 30, 1998
                                      Historical        Historical
                                       Westbury Metals Reliable (l)         Adjustments             Pro Forma
                                           Group, Inc.

Revenues:
    Sales                          $                   $ 18,122,333                        (g)        $ 19,543,118
                                   1,425,315                                  (4,530)
    Refining                                                    -                                        1,874,829
                                           1,874,829
    Other                                                       -
                                              22,188                                                        22,188
          Total Revenues                                                                                21,440,135
                                   3,322,332              18,122,333          (4,530)
Costs and expenses:
    Cost of Sales                                                                          (g)          18,302,264
                                           1,335,607      16,971,187  (4,530)
    Cost of refining                                                                                       807,221
                                             807,221   -
    Selling, general
and                                        1,377,159         813,248           75,000      (h)           2,265,407
administrative
    Depreciation and amortization                                                          (i)             299,927
                                              94,696          25,731           59,500
                                                                              120,000      (j)
    Interest                                                                               (k)             390,084
                                             132,090         184,994           73,000
          Total costs and expenses                                                                      22,064,903
                                           3,746,773    17,995,160            322,970
Income before income taxes                                                  (327,500)                    (624,768)
                                           (424,441)         127,174
Provision for income taxes                                    14,100           -
                                   -                                                                        14,100
Net (loss) income                       $  (424,441)                   $   (327,500)                  $  (638,868)
                                                             113,074
Net (loss) income per share -
basic                                    $    (0.20)                                                   $    (0.29)
Average shares outstanding - basic                                                                       2,173,139
                                           2,173,139




(a)      Represents the historical unaudited balance sheet of Reliable as of
         March 31,1999.
(b)      The pro forma adjustments to cash, accounts receivable,  notes payable, and accounts payable and accrued expenses represents the elimination of
         Reliable's assets not acquired and liabilities not assumed.
(c)      The pro forma  adjustments  to cash,  notes  payable  (current and long term) represent cash paid (including the estimated  acquisition  costs)
         of $1,250,578 and promissory  notes issued by Westbury  Metals Group to
         the  former   shareholder  of  Reliable  in  the  aggregate  amount  of
         $1,000,000.
(d)      The pro forma  adjustments  to cash and  accounts  payable  and accrued expenses  represents a reclassification of the negative cash balance of
         $881,940 after giving effect to the acquisition adjustments
(e)      The pro forma  adjustment to goodwill,  plant,  property and equipment, common  stock,  capital  in excess of par,  and  accumulated  (deficit)
         earnings  represents  the costs in excess of net assets  acquired,  the estimated costs of the  acquisition of $58,000,  and the elimination of the historical equity of Reliable.
(f)      Represents the historical unaudited Statement of Operations of Reliable for the nine months ended March 31, 1999.
(g)      The pro  forma  adjustments  to sales  and  cost of sales  for the nine months ended March 31, 1999 and the year ended June 30, 1998  represent the elimination of the intercompany sales and related cost of sales.
(h)      The pro  forma  adjustments  to  selling,  general  and  administrative expenses  represents  additional salary expense to Reliable pursuant to an employment agreement with the former shareholder.
(i)      The pro forma  adjustment  to  depreciation  and  amortization  expense represents  the  amortization  of the  excess of cost over fair  market value of net assets acquired,  amortized on a straight-line  basis over an estimated life of 20 years.

(j) The pro forma adjustment to depreciation and amortization expense represents the additional depreciation expense resulting from the fair market value increase of plant, property and equipment.
(k) The pro forma adjustment to interest expense relates to the promissory notes issued in connection with the reliable purchase (calculated at the stated interest rate of 7.0 percent).
(l) Represents the historical unaudited Statement of Operations of Reliable for the year ended June 30, 1998.


                                                 SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    WESTBURY METALS GROUP, INC.
                            (Registrant)



By:
    Mandel Sherman,  President


DATED: September 15, 1999